Exhibit 10.3

Intelsat Global S.A.

RCS Luxembourg B149927

Intelsat Global Holdings S.A.

RCS Luxembourg B162135

4, rue Albert Borschette

L-1246 Luxembourg

March 30, 2012

Michael McDonnell

[Address]

Dear Mr. McDonnell:

Reference is made to (i) that certain Management Shareholders Agreement (as amended from time to time, the “Management Shareholders Agreement”) of Intelsat Global S.A. (f/k/a/ Intelsat Global, Ltd.) (“Intelsat Global”), effective as of February 4, 2008, by and among Intelsat Global, the Sponsor Shareholders (as defined in the Management Shareholders Agreement) and each of the individual shareholders who become parties thereto from time to time and (ii) that certain letter agreement, dated May 6, 2009 (as amended, modified or supplemented, the “Letter Agreement”), by and between Intelsat Global and you and your affiliated trust set forth on the signature pages hereto (the “Trust”). Capitalized terms used and not otherwise defined in this letter agreement (this “Amendment”) shall have the respective meanings given them in the Management Shareholders Agreement.

Prior to, or concurrently with the entry into this Amendment, Intelsat Global Holdings S.A., a Luxembourg société anonyme (“Intelsat Global Holdings”), and all of the shareholders of Intelsat Global (including you and the Trust) are entering into certain contribution agreements, pursuant to which such shareholders are contributing their Class A common shares, nominal value $0.01 per share, of Intelsat Global and Class B common shares, nominal value $0.01 per share, of Intelsat Global to Intelsat Global Holdings in exchange for Class A common shares, nominal value $0.01 per share, of Intelsat Global Holdings and Class B common shares, nominal value $0.01 per share, of Intelsat Global Holdings, all on the terms and conditions set forth in such contribution agreements (the “Transaction”).

In connection with the Transaction, Intelsat Global and Intelsat Global Holdings are entering into that certain Amendment No. 2 to the Management Shareholders Agreement pursuant to which Intelsat Global is assigning the Management Shareholders Agreement and all of its obligations, liabilities, rights, title and interest thereunder to Intelsat Global Holdings.

In consideration of the foregoing, and in consideration of the promises and covenants set forth herein, the parties hereto agree to amend the Letter Agreement as of the Amendment Effective Date (as defined below) as follows:

1. Assignment and Assumption.

1.1 Assignment of Letter Agreement. Effective as of the Amendment Effective Date, Intelsat Global agrees to transfer, convey and assign to Intelsat Global Holdings all of Intelsat Global’s obligations, liabilities, rights, title and interest in the Letter Agreement, as amended hereby.

1.2 Assumption of Obligations. Effective as of the Amendment Effective Date, Intelsat Global Holdings hereby assumes and agrees (a) to accept the transfer, conveyance and assignment of the Letter Agreement, as amended hereby, and (b) to become a party to the Letter Agreement, as amended hereby, and hereby assumes all obligations, liabilities, rights, title and interest of Intelsat Global with respect to the Letter Agreement, as amended hereby.

1.3. Release of Intelsat Global. Effective as of the Amendment Effective Date, each of Intelsat Global Holdings, you and the Trust hereby releases Intelsat Global from any obligations and liabilities relating to the Letter Agreement, as amended hereby.

2. Amendment to Letter Agreement.

Upon the occurrence of the Amendment Effective Date, the following amendment is hereby made to the Letter Agreement, with full force and effect as of the Amendment Effective Date:

2.1 References to Intelsat Global, Ltd. and the “Company”. All references to “Intelsat Global, Ltd.” are hereby replaced with “Intelsat Global Holdings S.A.” Furthermore, the defined term “the Company” shall be deemed to refer to Intelsat Global Holdings, as its legal name may be changed from time to time.

3. Condition to Amendment Effective Date. The effectiveness of this Amendment is subject to the consummation of the Transaction (such time and date of consummation, the “Amendment Effective Date”).

4. Miscellaneous.

4.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

4.2 Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or pdf format), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

4.3 Severability. In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment which shall remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the parties’ intent.

4.4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

4.5 Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall in all respects continue in full force and effect and the parties ratify and confirm that they continue to be bound by the terms and conditions thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INTELSAT GLOBAL S.A.

By:	/s/ Phillip L. Spector
Name: Phillip L. Spector
Title: Executive Vice President and General Counsel

INTELSAT GLOBAL HOLDINGS S.A.

By:	/s/ Phillip L. Spector
Name: Name: Phillip L. Spector
Title: Executive Vice President and General Counsel

Accepted and Agreed

as of the date first above written.

/s/ Michael McDonnell Michael McDonnell

/s/ Michael McDonnell Michael McDonnell, Trustee On Behalf of The McDonnell 2010 GRAT

/s/ Michael McDonnell Michael McDonnell, Trustee On Behalf of The McDonnell 2011 GRAT